POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Michael
G. Rowles and Eric J. Lassen, the General Counsel and Deputy General Counsel, respectively, of Entravision Communications Corporation, a Delaware corporation ("Entravision"), as his attorney in fact and agent, with full power of substitution, for him or her in any and all capacities, to do the following as fully to all intents and purposes as he might or could do in person:

      (a) prepare, execute and file with the U.S. Securities and Exchange Commission (the "SEC") any Form 3, Form 4 or Form 5 (pursuant to Section 16 of the Securities Exchange Act of 1934, as amended), to disclose transactions in Entravision's securities resulting in a change in the undersigned's beneficial ownership of such securities; and

      (b) to prepare, execute and file with the SEC any and all amendments to such Forms 3, 4 or 5 as such attorney in fact may deem necessary or advisable in his sole discretion.

      This power of attorney has been duly executed below by the following individual on the date indicated below, and will remain in effect until such time as the undersigned is no longer a director of Entravision.


                         /s/ Jesse Casso,
Jr.____________________
                         Jesse Casso, Jr.


                         Dec. 5,
2003________________________
                         Date